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                                                                    Exhibit 11.1

THE JEAN COUTU GROUP (PJC) INC.
STATEMENT OF RE COMPUTATION OF PER SHARE EARNINGS

                                                                                                      3 MONTHS         13 WEEKS
                                                                                                    PERIOD ENDED     PERIOD ENDED
                                                                                                   -------------------------------
                                                                                                      AUGUST 31        AUGUST 28
                                                          2002             2003             2004        2003             2004
                                                ----------------------------------------------------------------------------------
CANADIAN GAAP

Net income                                      $       86,874   $      104,784   $      132,683   $       31,538   $       22,302
                                                ==================================================================================
Weighted average number of shares used
  to compute basic earnings per share              225,175,874      226,052,767      226,812,864      226,593,001      238,313,629
Dilution effect                                      2,091,616        1,637,382        1,204,894        1,255,101        1,176,680
                                                ----------------------------------------------------------------------------------
Weighted average number of shares used
  to compute diluted earnings per share            227,267,490      227,690,149      228,017,758      227,848,102      239,490,309
                                                ==================================================================================
Net income per share:
Basic                                           $         0.39   $         0.46   $         0.58   $         0.14   $         0.09
                                                ==================================================================================
Diluted                                         $         0.38   $         0.46   $         0.58   $         0.14   $         0.09
                                                ==================================================================================

U.S. GAAP

Net income                                      $       86,060   $      102,251   $      131,243   $       31,206   $       23,387
                                                ==================================================================================
Weighted average number of shares used
  to compute basic earnings per share              225,175,874      226,052,767      226,812,864      226,593,001      238,313,629
Dilution effect                                      2,091,616        1,637,382        1,204,894        1,255,101        1,176,680
                                                ----------------------------------------------------------------------------------
Weighted average number of shares used
  to compute diluted earnings per share            227,267,490      227,690,149      228,017,758      227,848,102      239,490,309
                                                ==================================================================================
Net income per share:
Basic                                           $         0.38   $         0.45   $         0.58   $         0.14   $         0.09
                                                ==================================================================================
Diluted                                         $         0.38   $         0.45   $         0.58   $         0.14   $         0.09
                                                ==================================================================================